UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 3, 2016

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,”  and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 29, 2016. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

ITEM 1.01.  Entry into a Material Definitive Agreement.

2016 Revolving Credit Facility

On May 3, 2016, DiamondRock Hospitality Company (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, DiamondRock Hospitality Limited Partnership, Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A and certain other lenders named therein.  The Credit Agreement provides for a $300 million unsecured revolving credit facility (the “2016 Revolving Credit Facility”). Wells Fargo Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are joint lead arrangers and bookrunners of the Credit Agreement. The Company’s operating partnership, DiamondRock Hospitality Limited Partnership, is the borrower under the Credit Agreement and certain of the Company’s material subsidiaries guarantee its obligations under the Credit Agreement.  The 2016 Revolving Credit Facility supersedes and replaces the Company’s previous $200 million unsecured revolving credit facility (the “2012 Credit Facility”).

The Credit Agreement matures on May 1, 2020.  The Company may extend the maturity date of the Credit Agreement for an additional year upon the payment of applicable fees and satisfaction of certain standard conditions. The Company also has the right to increase the amount of the Credit Agreement to $600 million with the lenders’ approval.

Interest is paid on the periodic advances under the Credit Agreement at varying rates, based upon LIBOR plus an applicable margin. The applicable margin is based upon the Company’s leverage ratio, as follows:

Level	Leverage Ratio	Applicable Margin
1	Less than or equal to 35%	1.50%
2	Greater than 35% but less than or equal to 45%	1.65%
3	Greater than 45% but less than or equal to 50%	1.80%
4	Greater than 50% but less than or equal to 55%	2.00%
5	Greater than 55%	2.25%

In addition to the interest payable on amounts outstanding under the Credit Agreement, the Company is required to pay an amount equal to 0.20% of the unused portion of the Credit Agreement if the average usage of the Credit Agreement is greater than or equal to 50% and 0.30% if the average usage of the Credit Agreement is less than 50%.

The Credit Agreement contains various corporate financial covenants. A summary of the most restrictive covenants is as follows:

	Covenant	Actual
Maximum leverage ratio	60%	28.8%
Minimum fixed charge coverage ratio	1.50x	3.88x
Minimum tangible net worth	$1.913 billion	$2.545 billion
Secured Indebtedness	Less than 45% of Total Asset Value	29.7%

The Credit Agreement requires the Company to maintain a specific pool of unencumbered properties. The unencumbered properties must be a minimum of seven properties with a value, as defined, of not less than $500 million.

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility. Any failure to comply with the financial and operating covenants of the Credit Agreement would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

As of May 6, 2016, the applicable interest rate under the Credit Agreement is LIBOR plus 1.50%.

The foregoing description of the Credit Agreement is qualified in its entirety by the full terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Term Loan

On May 3, 2016, the Company entered into a Term Loan Agreement (the “Term Loan Agreement”) among the Company, DiamondRock Hospitality Limited Partnership, KeyBank National Association, PNC Bank, National Association, Regions Bank and certain other lenders named therein. The Term Loan Agreement provides for a new $100 million unsecured term loan maturing on May 3, 2021 (the “Term Loan”).  All outstanding principal and accrued but unpaid interest will be due and payable in full at maturity. The Term Loan may be paid prior to maturity in whole or in part at the Company’s option without penalty or premium. The Company’s operating partnership, DiamondRock Hospitality Limited Partnership, is the borrower under the Term Loan Agreement and certain of the Company’s material subsidiaries guarantee its obligations under the Term Loan Agreement.

Interest is paid on the borrowings under the Term Loan Agreement at varying rates, based upon LIBOR plus an applicable margin. The applicable margin is based upon the Company’s leverage ratio, as follows:

Level	Leverage Ratio	Applicable Margin
1	Less than or equal to 35%	1.45%
2	Greater than 35% but less than or equal to 45%	1.60%
3	Greater than 45% but less than or equal to 50%	1.75%
4	Greater than 50% but less than or equal to 55%	1.95%
5	Greater than 55%	2.20%

The Term Loan Agreement contains the same corporate financial covenants as those contained in the Credit Agreement. The Term Loan Agreement contains representations, financial and other affirmative and negative covenants, events of default, and remedies typical for this type of term loan.  Any failure to comply with the financial and operating covenants of the Term Loan Agreement would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

Upon closing of the Term Loan, the Company received proceeds of $50 million, which were used with corporate cash to repay $55 million of the $75 million in borrowings outstanding under the 2012 Credit Facility. The Company expects to receive the remaining $50 million of proceeds in the near term in connection with the repayment of the mortgage loan secured by the Courtyard Manhattan Fifth Avenue. As of May 6, 2016, the applicable interest rate under the Term Loan is LIBOR plus 1.45%.

The foregoing description of the Term Loan Agreement is qualified in its entirety by the full terms and conditions of the Term Loan Agreement which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

ITEM 2.02. Results of Operations and Financial Condition.

On May 6, 2016, the Company issued a press release announcing its financial results for the quarter ended March 31, 2016 .  A copy of that press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein (the “Press Release”).

The information contained in the Press Release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the Press Release shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 2.03.  Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.  As of May 6, 2016, the Company had direct borrowings under the Credit Agreement and Term Loan Agreement of $20 million and $50 million, respectively.

ITEM 7.01.  Regulation FD Disclosure.

On May 6, 2016, the Company announced the closing of the Credit Agreement and Term Loan Agreement in the Press Release. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.  The Press Release has also been posted in the investor relations/presentations section of the Company’s website at www.drhc.com.

The information contained in the Press Release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the Press Release shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

On May 6, 2016, during its previously announced conference call for investors and other interested parties, the Company communicated that its April 2016 RevPAR increased 1.2% from the comparable period in 2015.

ITEM 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: May 6, 2016	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 3, 2016

10.2	Term Loan Agreement, dated as of May 3, 2016

99.1	Press Release dated May 6, 2016